Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 18, 2018

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Presents at J.P. Morgan 2018 Energy Conference

DALLAS, June 18, 2018 — The EnLink Midstream companies (EnLink), EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership, announced today that Michael J. Garberding, EnLink’s President and Chief Executive Officer, participated in a fireside chat at the J.P. Morgan 2018 Energy Conference in New York City, at 3:20 p.m. Eastern Time today.

An audio webcast of the fireside chat is available on the Investors’ page of www.EnLink.com, with an archived replay available for 30 days following the event.

About the EnLink Midstream Companies
EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities. EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

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